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                                                                    EXHIBIT 23.3



             CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



As independent certified public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated May 9, 1997 on the combined financial statements of John Lance Company included in Republic Industries, Inc.'s Form 8-K dated June 13, 1997, and our report dated December 20, 1996 on the combined financial statements of Carlisle Motors, Inc. included in Republic Industries, Inc.'s Form 8-K dated January 27, 1997 and to all references to our Firm included in this registration statement.


/s/ GEORGE B. JONES & CO., P.C.

GEORGE B. JONES & CO., P.C.


Memphis, Tennessee
January 16, 1998